UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 17, 2009

Walter Investment Management Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	6789 (Primary Standard Industrial Classification Code Number)	13-3950486 (I.R.S. Employer Identification No.)

4211 West Boy Scout Boulevard, 4th Floor
Tampa, FL 33607-5724
(813) 871-4811
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
SIGNATURES
EX-16.1 LETTER FROM GRANT THORNTON LLP TO THE SEC, DATED MAY 21, 2009.

Introduction.
     As previously disclosed, on April 17, 2009, Walter Industries, Inc. (“Walter Industries”), Walter Investment Management LLC, a wholly-owned subsidiary of Walter Industries (“Spinco”), JWH Holding Company, LLC, a wholly-owned subsidiary of Walter Industries (“JWHHC”), and Hanover Capital Mortgage Holdings, Inc. (“Hanover”) (collectively, the “Parties”), completed the transactions contemplated by the Second Amended and Restated Agreement and Plan of Merger dated as of February 6, 2009, by and among the Parties (as amended on February 17, 2009, the “Merger Agreement”). Pursuant to the Merger Agreement, following the transfer of the mortgage financing and certain related businesses of Walter Industries from JWHHC to Spinco, Spinco merged into Hanover, with Hanover being the surviving corporation (the “Merger”). Following the Merger, Hanover changed its name to Walter Investment Management Corp. (“Walter Investment”).
Item 4.01 Changes in Registrant’s Certifying Accountant.
     The merger was treated as a reverse acquisition for accounting purposes and, as such, the historical financial statements of JWHHC became the historical financial statements of Walter Investment.
     (a) Grant Thornton LLP was the independent registered public accounting firm that audited Hanover’s financial statements for the fiscal years ended December 31, 2008, 2007 and 2006. As previously disclosed, on April 15, 2009, the audit committee of the board of directors of Hanover recommended, and the board of directors of Hanover approved, the retention of Grant Thornton LLP as its independent registered public accounting firm for the purpose of Grant Thornton LLP completing its review of Walter Investment’s Form 10-Q for the quarterly period ended March 31, 2009, which contained only the financial results of Hanover since the quarterly period ended prior to the completion of the reverse acquisition. Information required to be disclosed in connection with the anticipated dismissal of Grant Thornton LLP following the completion of the limited engagement approved by Hanover’s audit committee and board of directors on April 15, 2009, was included in Item 4.01 of Walter Investment’s Current Report on Form 8-K (the “Original 8-K”) filed with the SEC on April 23, 2009, as amended by Walter Investment’s Current Report on Form 8-K/A (the “Original 8-K/A”) filed with the SEC on May 1, 2009. Grant Thornton LLP was effectively dismissed as Walter Investment’s independent registered public accounting firm with the filing of Walter Investment’s Form 10-Q on May 15, 2009.
     Grant Thornton LLP’s reports on Hanover’s financial statements for the most recent two years ended December 31, 2008 and 2007 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to audit scope or accounting principles, but did contain an explanatory paragraph relating to a substantial doubt about Hanover’s ability to continue as a going concern. In addition, during Hanover’s two most recent year ends and through the date of this report, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.
     Walter Investment has provided Grant Thornton LLP with a copy of the foregoing disclosures and requested that Grant Thornton LLP furnish a letter addressed to the SEC stating whether it agreed with the above statements made by Walter Investment. A copy of such letter, dated May 21, 2009, is filed as Exhibit 16.1 to this Form 8-K/A, and is incorporated by herein by reference. Walter Investment also provided Grant Thornton LLP with a copy of the Item 4.01 disclosures set forth in the Original 8-K and the Original 8-K/A and requested that Grant Thornton LLP furnish letters addressed to the SEC stating whether it agreed with such statements made by Walter Investment in the Original 8-K and the Original 8-K/A. Copies of such letters, dated April 23, 2009 and May 1, 2009, respectively, were filed as Exhibits 16.1 to the Original 8-K and the Original 8-K/A.
     (b) Information required to be disclosed in connection with the engagement of Ernst & Young LLP as Walter Investment’s independent registered public accounting firm for the year ending December 31, 2009 was included in Item 4.01 of Walter Investment’s Current Report on Form 8-K filed with the SEC on May 5, 2009, which is filed as Exhibit 99.1 to this Form 8-k and is incorporated herein by reference.

(d) Exhibits

Exhibit
No.	Description
16.1	Letter from Grant Thornton LLP to the SEC, dated May 21, 2009
99.1	Walter Investment’s Current Report on Form 8-K filed with the SEC on May 5, 2009 (incorporated by reference)

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.
Date: May 21, 2009	By:	/s/ Kimberly A. Perez
Kimberly A. Perez, Vice President,
Chief Financial Officer and Treasurer